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                                 Exhibit 23.1
                                 ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made part of this S-1 registration statement No. 333-87607.

/s/ Arthur Andersen LLP

Los Angeles, California
July 27,000